Bond Finance Agreement

March 26, 2006

The parties to this agreement are:

Wiser Financial Services
P.O. Box 8979
Dubai, United Arab Emirates

and

Axial Vector Engine Corporation
121 SW Salmon Street, Suite 1100
Portland, Oregon - USA

Recitals

The parties have agreed to a Bond Financing with the following terms and considerations

Bond Amount at Face:	$5,000,000.00
Interest Rate:	10.25%
Term:	Two Years
Draw Down:	On demand
Use Of Proceeds:	Operating Capital and/or acquisition finance.

Additional Consideration: Axial Vector hereby grants to Wiser a non-cancelable warrant to purchase 500,000 shares of its common restricted stock at $5.00 per share. This warrant shall be valid for a period of three years from this signing date.

This warrant is non-diluteable during this period and shall have "piggyback" rights should AXVC enter into a secondary registration of its equity.

The parties by their signatures and seals hereby confirm and agree to the terms and conditions of this agreement.

H.H. Sheikh Jassim Bin Humaid Al-Qassimi
Chairman
Wiser Financial Services

Dr. Raymond Brouzes
President and CEO
Axial Vector Engine Corporation